                               VECTRA TECHNOLOGIES

                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS
                (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)




                                                             YEARS ENDED
                                                -------------------------------------
                                                JANUARY 1,  DECEMBER 31, DECEMBER 31,
                                                  1995         1993         1992
                                                -------------------------------------
PRIMARY
   Average shares outstanding                     7,802        5,909         5,653


   Net effect of dilutive stock
   options - based on the treasury
   method using average market
   price                                             --           --            --
                                                -------      -------       -------

   TOTAL                                          7,802        5,909         5,653

Net income (loss)                                $(5.325)      $(546)      $(1,827)
                                                 -------       ------      --------
Per share amounts:                               $ (.68)       $ (.09)     $  (.32)
                                                 -------       ------      --------
FULLY DILUTED
   Average shares outstanding                     7,802         5,909        5,653

   Net effect of dilutive stock
   options - based on the treasury
   method using the year-end
   market price, if higher than
   average market price                              --            --           --
                                                 ------        ------       ------

   TOTAL                                          7,802         5,909        5,653

Net income (loss)                                $(5.325)       $(546)     $(1,827)
                                                 --------       ------     --------
Per share amounts:                               $  (.68)       $(.09)     $  (.32)
                                                 --------       ------     --------
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